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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" to the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-107191) and related Prospectus of Zix Corporation for the registration of 1,798,613 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 2003, with respect to the consolidated financial statements of Zix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                    /s/ ERNST & YOUNG LLP



Dallas, Texas
August 1, 2003